Exhibit 99.1

Dime Community Bancshares, Inc. Reports Fourth Quarter 2023 Results

Total Deposits Grow By Over $276 Million on a Year-Over-Year Basis; Growth Driven By Deposit Gathering Group Hires

Capital Ratios Continue to Increase and Asset Quality Remains Stable

Hauppauge, NY, January 26, 2024 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (NASDAQ: DCOM) (the “Company” or “Dime”), the parent company of Dime Community Bank (the “Bank”), today reported net income available to common stockholders of $88.8 million for the year ended December 31, 2023, or $2.29 per diluted common share, compared to net income available to common stockholders of $145.3 million for the year ended December 31, 2022, or $3.73 per diluted common share.

Stuart H. Lubow, President and Chief Executive Officer (“CEO”) of the Company, stated, “Our fourth quarter results were marked by a continued stabilization in our non-interest-bearing deposit base, a continued reduction in the pace of net interest margin compression, a steady build-up in our capital ratios and stable asset quality. As we close the book on 2023, we are pleased with the initial results of a number of initiatives that we undertook during the year. Specifically, we built out our Private and Commercial Bank via the hiring of several productive groups, we added a new Healthcare lending vertical that will help diversify our asset base over time and we upgraded numerous areas of our technology and treasury management capabilities. I would like to thank all of our employees for contributing to these achievements and look forward to continuing to grow our franchise. As we look forward to 2024, we have strategically positioned our balance sheet to benefit from projected Federal Reserve rate cuts.”

For the quarter ended December 31, 2023, net income available to common stockholders was $14.5 million, or $0.37 per diluted common share, compared to $13.2 million, or $0.34 per diluted common share, for the quarter ended September 30, 2023, and $38.2 million, or $0.99 per diluted common share, for the quarter ended December 31, 2022. Fourth quarter 2023 results included $1.0 million of pre-tax expense related to the FDIC special assessment for the recovery of losses related to the closures of Silicon Valley Bank and Signature Bank. Third quarter 2023 results included $8.6 million of pre-tax severance expense. The Company had an elevated effective tax rate in the second half of 2023 of approximately 35%; the tax rate is expected to normalize in 2024 to approximately 27%.

Highlights for the Fourth Quarter of 2023 Included:

●	Total deposits increased $276 million on a year-over-year basis;
●	The ratio of average non-interest-bearing deposits to average total deposits for the fourth quarter was 29%;
●	The pace of NIM compression continued to slow in the fourth quarter; on a linked quarter basis, the NIM declined by 5 basis points in the fourth quarter of 2023 compared to a 16 basis point decline for the third quarter of 2023 and a 24 basis point decline for the second quarter of 2023;
●	Loan originations increased to $195.9 million for the fourth quarter of 2023, compared to $153.4 million in the prior quarter;
●	Credit quality continues to be stable with non-performing assets and loans 90 days past due representing only 0.21% of total assets as of December 31, 2023; and
●	Capital ratios continue to build, with the Company’s Tier 1 Risk Based Capital Ratio increasing to 10.94% at December 31, 2023.

Management’s Discussion of Quarterly Operating Results

Net Interest Income

Net interest income for the fourth quarter of 2023 was $74.1 million compared to $76.5 million for the third quarter of 2023 and $96.8 million for the fourth quarter of 2022.

The table below provides a reconciliation of the reported net interest margin (“NIM”) and adjusted NIM excluding the impact of purchase accounting accretion on the loan portfolio.

(Dollars in thousands)	Q4 2023	Q3 2023	Q4 2022
Net interest income	$74,121	$76,479	$96,804
Purchase accounting amortization (accretion) on loans ("PAA")	(55)	186	(390)
Adjusted net interest income excluding PAA on loans (non-GAAP)	$74,066	$76,665	$96,414

Average interest-earning assets	$12,828,060	$12,984,061	$12,198,905

NIM (1)	2.29%	2.34%	3.15%
Adjusted NIM excluding PAA on loans (non-GAAP) (2)	2.29%	2.34%	3.14%

(1)	NIM represents net interest income divided by average interest-earning assets.
(2)	Adjusted NIM excluding PAA on loans represents adjusted net interest income, which excludes net interest income on PAA loans divided by average interest-earning assets.

Loan Portfolio

The ending weighted average rate (“WAR”) (1) on the total loan portfolio was 5.29% at December 31, 2023, a 9 basis point increase compared to the ending WAR of 5.20% on the total loan portfolio at September 30, 2023.

Outlined below are loan balances and WARs for the period ended as indicated.

	December 31, 2023		September 30, 2023		December 31, 2022
(Dollars in thousands)	Balance	WAR	Balance	WAR	Balance	WAR
Loans held for investment balances at period end:
Business loans (2)	$2,310,379	6.81%	$2,271,768	6.72%	$2,211,857	6.05%
One-to-four family residential, including condominium and cooperative apartment	889,236	4.47	892,869	4.39	773,321	3.96
Multifamily residential and residential mixed-use (3)(4)	4,017,703	4.53	4,102,024	4.45	4,026,826	4.08
Non-owner-occupied commercial real estate	3,381,842	5.19	3,374,281	5.09	3,317,485	4.68
Acquisition, development, and construction	168,513	8.71	203,402	8.92	229,663	8.19
Other loans	5,755	6.75	6,267	6.28	7,679	10.22
Loans held for investment	$10,773,428	5.29%	$10,850,611	5.20%	$10,566,831	4.76%

(1)    Weighted average rate is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total balance of loans in the category.

(2)    Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and Small Business Administration Paycheck Protection Program (“PPP”) loans.

(3)    Includes loans underlying multifamily cooperatives.

(4)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations, for the quarter ended as indicated.

(Dollars in millions)	Q4 2023	Q3 2023	Q4 2022
Loan originations	$195.9	$153.4	$638.3

Deposits and Borrowed Funds

Period end total deposits (including mortgage escrow deposits) at December 31, 2023 were $10.53 billion, compared to $10.64 billion at September 30, 2023 and $10.25 billion at December 31, 2022. CEO Lubow commented, “Despite the impacts of reduced liquidity in the banking system, we were pleased to grow deposits on a year-over-year basis. Hires that we made in the second quarter of 2023 have already generated approximately $333 million of deposits, with 50% of the balances being in non-interest-bearing deposits.”

Total Federal Home Loan Bank advances were $1.31 billion at December 31, 2023 compared to $1.12 billion at September 30, 2023 and $1.13 billion at December 31, 2022.

Non-Interest Income

Non-interest income was $8.9 million during the fourth quarter of 2023, $7.9 million during the third quarter of 2023, and $9.5 million during the fourth quarter of 2022.

Non-Interest Expense

Total non-interest expense was $53.9 million during the fourth quarter of 2023, $59.5 million during the third quarter of 2023, and $50.7 million during the fourth quarter of 2022. Excluding the impact of severance expense, the FDIC special assessment, loss on extinguishment of debt, and amortization of other intangible assets, adjusted non-interest expense was $52.6 million during the fourth quarter of 2023, $50.6 million during the third quarter of 2023, and $50.3 million during the fourth quarter of 2022 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The ratio of non-interest expense to average assets was 1.58% during the fourth quarter of 2023, compared to 1.73% during the linked quarter and 1.56% for the fourth quarter of 2022. Excluding the impact of severance expense, the FDIC special assessment, loss on extinguishment of debt, and amortization of other intangible assets, the ratio of adjusted non-interest expense to average assets was 1.54% during the fourth quarter of 2023, compared to 1.48% during the linked quarter and 1.55% for the fourth quarter of 2022 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The efficiency ratio was 65.0% during the fourth quarter of 2023, compared to 70.5% during the linked quarter and 47.7% during the fourth quarter of 2022. Excluding the impact of net loss on equity securities, net loss on sale of securities and other assets, severance expense, the FDIC special assessment, loss on extinguishment of debt and amortization of other intangible assets the adjusted efficiency ratio was 63.6% during the fourth quarter of 2023, compared to 59.7% during the linked quarter and 47.3% during the fourth quarter of 2022 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Income Tax Expense

The reported effective tax rate for the fourth quarter of 2023 was 35.6% compared to 35.1% for the third quarter of 2023, and 27.5% for the fourth quarter of 2022. The tax rate for 2024 is expected to be approximately 27%.

Credit Quality

Non-performing loans were $29.1 million at December 31, 2023 compared to $23.3 million at September 30, 2023 and $34.2 million at December 31, 2022.

A credit loss provision of $3.7 million was recorded during the fourth quarter of 2023, compared to a credit loss provision of $1.8 million during the third quarter of 2023, and a credit loss provision of $335 thousand during the fourth quarter of 2022. The credit loss provision in the fourth quarter of 2023 was primarily associated with provisioning for individually analyzed loans.

Capital Management

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements as of December 31, 2023. All of the Company’s and the Bank’s risk-based regulatory capital ratios increased in the fourth quarter of 2023.

Dividends per common share were $0.25 during the fourth and third quarters of 2023, respectively.

Book value per common share was $28.58 at December 31, 2023 compared to $28.03 at September 30, 2023.

Tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by the number of shares outstanding) was $24.44 at December 31, 2023 compared to $23.87 at September 30, 2023 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 8:00 a.m. (ET) on Friday, January 26, 2024, during which CEO Lubow will discuss the Company’s fourth quarter 2023 financial performance, with a question-and-answer session to follow.

Participants may access the conference call via webcast using this link: https://edge.media-server.com/mmc/p/pyiffxbv. To participate via telephone, please register in advance using this link: https://register.vevent.com/register/BI8dc833ec79fd4d5087a811402599f36a. Upon registration, all telephone participants will receive a one-time confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. All participants are encouraged to dial-in 10 minutes prior to the start time.

A replay of the conference call and webcast will be available on-demand for 12 months.

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $13.6 billion in assets and the number one deposit market share among community banks on Greater Long Island(1).

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as “annualized," “anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may affect demand for our products and reduce interest margins and the value of our investments; changes in deposit flows, the cost of funds, loan demand or real estate values may adversely affect the business of the Company; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general socio-economic conditions, public health emergencies, international conflict, inflation, and recessionary pressures, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates and may adversely affect our customers, our financial results and our operations; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and updates set forth in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	December 31,	September 30,	December 31,
	2023	2023	2022
Assets:
Cash and due from banks	$457,547	$358,824	$169,297
Securities available-for-sale, at fair value	886,240	869,879	950,587
Securities held-to-maturity	594,639	600,291	585,798
Loans held for sale	10,159	3,924	—
Loans held for investment, net:
Business loans (1)	2,310,379	2,271,768	2,211,857
One-to-four family and cooperative/condominium apartment	889,236	892,869	773,321
Multifamily residential and residential mixed-use (2)(3)	4,017,703	4,102,024	4,026,826
Non-owner-occupied commercial real estate	3,381,842	3,374,281	3,317,485
Acquisition, development and construction	168,513	203,402	229,663
Other loans	5,755	6,267	7,679
Allowance for credit losses	(71,743)	(72,563)	(83,507)
Total loans held for investment, net	10,701,685	10,778,048	10,483,324
Premises and fixed assets, net	44,868	45,064	46,749
Premises held for sale	905	905	—
Restricted stock	98,750	90,085	88,745
Bank Owned Life Insurance ("BOLI")	349,816	347,400	333,292
Goodwill	155,797	155,797	155,797
Other intangible assets	5,059	5,409	6,484
Operating lease assets	52,729	55,600	57,857
Derivative assets	122,132	177,369	154,485
Accrued interest receivable	55,666	53,608	48,561
Other assets	100,013	109,202	108,945
Total assets	$13,636,005	$13,651,405	$13,189,921
Liabilities:
Non-interest-bearing checking (excluding mortgage escrow deposits)	$2,884,378	$2,935,156	$3,449,763
Interest-bearing checking	515,987	630,686	827,454
Savings (excluding mortgage escrow deposits)	2,335,354	2,309,440	2,259,909
Money market	3,125,996	3,211,197	2,532,270
Certificates of deposit	1,607,683	1,442,299	1,115,364
Deposits (excluding mortgage escrow deposits)	10,469,398	10,528,778	10,184,760
Non-interest-bearing mortgage escrow deposits	61,121	107,545	69,455
Interest-bearing mortgage escrow deposits	136	223	192
Total mortgage escrow deposits	61,257	107,768	69,647
FHLBNY advances	1,313,000	1,123,000	1,131,000
Other short-term borrowings	—	—	1,360
Subordinated debt, net	200,196	200,218	200,283
Derivative cash collateral	108,100	185,620	153,040
Operating lease liabilities	55,454	58,281	60,340
Derivative liabilities	121,265	160,712	137,335
Other liabilities	81,110	82,684	82,573
Total liabilities	12,409,780	12,447,061	12,020,338
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	416	416	416
Additional paid-in capital	494,454	494,470	495,410
Retained earnings	813,007	808,235	762,762
Accumulated other comprehensive loss ("AOCI"), net of deferred taxes	(91,579)	(106,913)	(94,379)
Unearned equity awards	(8,622)	(10,170)	(8,078)
Treasury stock, at cost	(98,020)	(98,263)	(103,117)
Total stockholders' equity	1,226,225	1,204,344	1,169,583
Total liabilities and stockholders' equity	$13,636,005	$13,651,405	$13,189,921

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Includes loans underlying multifamily cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Interest income:
Loans	$144,744	$142,995	$120,773	$554,488	$406,601
Securities	7,918	7,916	7,652	32,179	29,224
Other short-term investments	6,094	6,930	1,444	22,693	3,400
Total interest income	158,756	157,841	129,869	609,360	439,225
Interest expense:
Deposits and escrow	66,650	62,507	22,017	219,045	38,433
Borrowed funds	15,617	16,925	9,783	66,472	19,117
Derivative cash collateral	2,368	1,930	1,265	7,272	1,812
Total interest expense	84,635	81,362	33,065	292,789	59,362
Net interest income	74,121	76,479	96,804	316,571	379,863
Provision for credit losses	3,720	1,806	335	2,770	5,374
Net interest income after provision	70,401	74,673	96,469	313,801	374,489
Non-interest income:
Service charges and other fees	3,804	3,963	3,945	16,437	16,206
Title fees	466	291	453	1,295	2,031
Loan level derivative income	728	783	1,397	7,081	3,637
BOLI income	2,416	2,317	2,187	9,748	10,346
Gain on sale of SBA loans	531	335	621	1,592	1,797
Gain on sale of residential loans	12	21	55	115	448
Net gain (loss) on equity securities	321	(299)	—	(758)	—
Net (loss) gain on sale of securities and other assets	—	(22)	—	(1,469)	1,397
Other	594	539	809	2,165	2,294
Total non-interest income	8,872	7,928	9,467	36,206	38,156
Non-interest expense:
Salaries and employee benefits	30,383	30,520	31,632	117,437	120,108
Severance	25	8,562	5	9,093	2,198
Occupancy and equipment	7,261	7,277	7,356	29,055	30,220
Data processing costs	3,730	4,309	4,023	16,474	15,175
Marketing	1,765	2,079	1,559	6,781	5,900
Professional services	1,279	1,277	1,831	6,155	8,069
Federal deposit insurance premiums (1)	3,240	1,866	800	8,853	3,900
Loss on extinguishment of debt	—	—	—	—	740
Amortization of other intangible assets	350	349	431	1,425	1,878
Other	5,911	3,284	3,065	17,855	12,542
Total non-interest expense	53,944	59,523	50,702	213,128	200,730
Income before taxes	25,329	23,078	55,234	136,879	211,915
Income tax expense	9,021	8,093	15,175	40,785	59,359
Net income	16,308	14,985	40,059	96,094	152,556
Preferred stock dividends	1,821	1,822	1,821	7,286	7,286
Net income available to common stockholders	$14,487	$13,163	$38,238	$88,808	$145,270
Earnings per common share ("EPS"):
Basic	$0.37	$0.34	$0.99	$2.29	$3.73
Diluted	$0.37	$0.34	$0.99	$2.29	$3.73

Average common shares outstanding for diluted EPS	38,216,476	38,203,961	38,123,221	38,187,477	38,538,834

(1)     Fourth quarter of 2023 included $1.0 million of pre-tax expense related to the FDIC special assessment for the recovery of losses related to the closures of Silicon Valley Bank and Signature Bank.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended			At or For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Per Share Data:
Reported EPS (Diluted)	$0.37	$0.34	$0.99	$2.29	$3.73
Cash dividends paid per common share	0.25	0.25	0.24	0.99	0.96
Book value per common share	28.58	28.03	27.30	28.58	27.30
Tangible common book value per share (1)	24.44	23.87	23.09	24.44	23.09
Common shares outstanding	38,823	38,811	38,573	38,823	38,573
Dividend payout ratio	67.57%	73.53%	24.24%	43.23%	25.74%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	0.48%	0.44%	1.23%	0.71%	1.22%
Return on average equity	5.32	4.91	13.72	7.91	13.05
Return on average tangible common equity (1)	6.20	5.69	17.34	9.59	16.49
Net interest margin	2.29	2.34	3.15	2.46	3.25
Non-interest expense to average assets	1.58	1.73	1.56	1.56	1.61
Efficiency ratio	65.0	70.5	47.7	60.4	48.0
Effective tax rate	35.62	35.07	27.47	29.80	28.01

Balance Sheet Data:
Average assets	$13,630,096	$13,759,493	$12,985,203	$13,625,215	$12,466,762
Average interest-earning assets	12,828,060	12,984,061	12,198,905	12,847,238	11,684,501
Average tangible common equity (1)	948,024	943,805	888,973	936,840	889,026
Loan-to-deposit ratio at end of period (2)	102.3	102.0	103.0	102.3	103.0

Capital Ratios and Reserves - Consolidated: (3)
Tangible common equity to tangible assets (1)	7.04%	6.87%	6.84%
Tangible equity to tangible assets (1)	7.91	7.73	7.73
Tier 1 common equity ratio	9.84	9.67	9.15
Tier 1 risk-based capital ratio	10.94	10.76	10.23
Total risk-based capital ratio	13.54	13.33	12.89
Tier 1 leverage ratio	8.51	8.38	8.53
Consolidated CRE concentration ratio (4)	538	547	554
Allowance for credit losses/ Total loans	0.67	0.67	0.79
Allowance for credit losses/ Non-performing loans	246.55	311.16	243.91

(1)    See "Non-GAAP Reconciliation" tables for reconciliation of tangible equity, tangible common equity, and tangible assets.

(2)    Total deposits include mortgage escrow deposits, which fluctuate seasonally.

(3)	December 31, 2023 ratios are preliminary pending completion and filing of the Company’s regulatory reports.

(4)   The Consolidated CRE concentration ratio is calculated using the sum of commercial real estate, excluding owner-occupied commercial real estate, multifamily, and acquisition, development, and construction, divided by consolidated capital. December 31, 2023 is preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Business loans (1)	$2,264,401	$38,740	6.79%	$2,260,203	$38,384	6.74%	$2,070,440	$30,387	5.82%
One-to-four family residential, including condo and coop	893,008	9,706	4.31	879,688	9,165	4.13	750,849	6,892	3.64
Multifamily residential and residential mixed-use	4,070,327	46,715	4.55	4,114,476	46,099	4.45	3,998,478	40,658	4.03
Non-owner-occupied commercial real estate	3,376,581	45,037	5.29	3,382,927	44,184	5.18	3,263,917	37,769	4.59
Acquisition, development, and construction	188,022	4,459	9.41	222,039	5,075	9.07	243,512	4,942	8.05
Other loans	5,837	87	5.91	6,156	88	5.67	8,269	125	6.00
Securities	1,599,724	7,918	1.96	1,619,960	7,916	1.94	1,663,969	7,652	1.82
Other short-term investments	430,160	6,094	5.62	498,612	6,930	5.51	199,471	1,444	2.87
Total interest-earning assets	12,828,060	158,756	4.91%	12,984,061	157,841	4.82%	12,198,905	129,869	4.22%
Non-interest-earning assets	802,036			775,432			786,298
Total assets	$13,630,096			$13,759,493			$12,985,203

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking (2)	$524,573	$1,063	0.80%	$786,892	$2,896	1.46%	$845,530	$1,174	0.55%
Money market	3,136,891	27,541	3.48	2,975,267	24,275	3.24	2,469,177	6,620	1.06
Savings (2)	2,295,882	20,979	3.63	2,342,424	20,316	3.44	2,234,968	9,889	1.76
Certificates of deposit	1,564,817	17,067	4.33	1,494,491	15,020	3.99	1,063,053	4,334	1.62
Total interest-bearing deposits	7,522,163	66,650	3.52	7,599,074	62,507	3.26	6,612,728	22,017	1.32
FHLBNY advances	1,174,848	13,064	4.41	1,250,717	14,370	4.56	724,902	6,383	3.49
Subordinated debt, net	200,210	2,553	5.06	200,232	2,553	5.06	200,298	2,553	5.06
Other short-term borrowings	—	—	—	120	2	6.61	90,275	847	3.72
Total borrowings	1,375,058	15,617	4.51	1,451,069	16,925	4.63	1,015,475	9,783	3.82
Derivative cash collateral	161,535	2,368	5.82	156,795	1,930	4.88	157,898	1,265	3.18
Total interest-bearing liabilities	9,058,756	84,635	3.71%	9,206,938	81,362	3.51%	7,786,101	33,065	1.68%
Non-interest-bearing checking (2)	3,059,289			3,065,186			3,755,395
Other non-interest-bearing liabilities	286,373			265,559			275,636
Total liabilities	12,404,418			12,537,683			11,817,132
Stockholders' equity	1,225,678			1,221,810			1,168,071
Total liabilities and stockholders' equity	$13,630,096			$13,759,493			$12,985,203
Net interest income		$74,121			$76,479			$96,804
Net interest rate spread			1.20%			1.31%			2.54%
Net interest margin			2.29%			2.34%			3.15%
Deposits (including non-interest-bearing checking accounts) (2)	$10,581,452	$66,650	2.50%	$10,664,260	$62,507	2.33%	$10,368,123	$22,017	0.84%

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Includes mortgage escrow deposits.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	December 31,	September 30,	December 31,
Asset Quality Detail	2023	2023	2022
Non-performing loans ("NPLs")
Business loans (1)	$18,574	$19,555	$27,787
One-to-four family residential, including condominium and cooperative apartment	3,248	2,874	3,203
Multifamily residential and residential mixed-use	—	—	—
Non-owner-occupied commercial real estate	6,620	15	2,491
Acquisition, development, and construction	657	657	657
Other loans	—	219	99
Total Non-accrual loans	$29,099	$23,320	$34,237
Total Non-performing assets ("NPAs")	$29,099	$23,320	$34,237

Loans 90 days delinquent and accruing ("90+ Delinquent")
Business loans	$—	$—	$—
One-to-four family residential, including condominium and cooperative apartment	—	—	—
Multifamily residential and residential mixed-use	—	—	—
Non-owner-occupied commercial real estate	—	—	—
Acquisition, development, and construction	—	—	—
Other loans	—	—	—
90+ Delinquent	$—	$—	$—

NPAs and 90+ Delinquent	$29,099	$23,320	$34,237

NPAs and 90+ Delinquent / Total assets	0.21%	0.17%	0.26%
Net charge-offs ("NCOs")	$4,555	$4,864	$185
NCOs / Average loans (2)	0.17%	0.18%	0.01%

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Calculated based on annualized NCOs to average loans, excluding loans held for sale.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provides investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with net loss on equity securities, net loss on sale of securities and other assets, severance, the FDIC special assessment and loss on extinguishment of debt:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income available to common stockholders	$14,487	$13,163	$38,238	$88,808	$145,270
Adjustments to net income (1):
Net (gain) loss on equity securities	(321)	299	—	758	—
Net loss (gain) on sale of securities and other assets	—	22	—	1,469	(1,397)
Severance	25	8,562	5	9,093	2,198
FDIC special assessment	999	—	—	999	—
Loss on extinguishment of debt	—	—	—	—	740
Income tax effect of adjustments	(208)	(176)	—	(1,193)	145
Adjusted net income available to common stockholders (non-GAAP)	$14,982	$21,870	$38,243	$99,934	$146,956

Adjusted Ratios (Based upon Adjusted (non-GAAP) Net Income as calculated above)
Adjusted EPS (Diluted)	$0.39	$0.56	$0.99	$2.58	$3.77
Adjusted return on average assets	0.49%	0.69%	1.23%	0.79%	1.24%
Adjusted return on average equity	5.48	7.76	13.72	8.82	13.20
Adjusted return on average tangible common equity	6.41	9.38	17.34	10.77	16.67
Adjusted non-interest expense to average assets	1.54	1.48	1.55	1.48	1.57
Adjusted efficiency ratio	63.6	59.7	47.3	56.8	47.0

(1)    Adjustments to net income are taxed at the Company's statutory tax rate of approximately 30% unless otherwise noted.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Operating expense as a % of average assets - as reported	1.58%	1.73%	1.56%	1.56%	1.61%
Loss on extinguishment of debt	—	—	—	—	(0.01)
Severance	—	(0.25)	—	(0.06)	(0.02)
FDIC special assessment	(0.03)	—	—	(0.01)	—
Amortization of other intangible assets	(0.01)	—	(0.01)	(0.01)	(0.01)
Adjusted operating expense as a % of average assets (non-GAAP)	1.54%	1.48%	1.55%	1.48%	1.57%

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Efficiency ratio - as reported (non-GAAP) (1)	65.0%	70.5%	47.7%	60.4%	48.0%
Non-interest expense - as reported	$53,944	$59,523	$50,702	$213,128	$200,730
Severance	(25)	(8,562)	(5)	(9,093)	(2,198)
FDIC special assessment	(999)	—	—	(999)	—
Loss on extinguishment of debt	—	—	—	—	(740)
Amortization of other intangible assets	(350)	(349)	(431)	(1,425)	(1,878)
Adjusted non-interest expense (non-GAAP)	$52,570	$50,612	$50,266	$201,611	$195,914
Net interest income - as reported	$74,121	$76,479	$96,804	$316,571	$379,863
Non-interest income - as reported	$8,872	$7,928	$9,467	$36,206	$38,156
Net (gain) loss on equity securities	(321)	299	—	758	—
Net loss (gain) on sale of securities and other assets	—	22	—	1,469	(1,397)
Adjusted non-interest income (non-GAAP)	$8,551	$8,249	$9,467	$38,433	$36,759
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$82,672	$84,728	$106,271	$355,004	$416,622
Adjusted efficiency ratio (non-GAAP) (2)	63.6%	59.7%	47.3%	56.8%	47.0%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	December 31,	September 30,	December 31,
	2023	2023	2022
Reconciliation of Tangible Assets:
Total assets	$13,636,005	$13,651,405	$13,189,921
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(5,059)	(5,409)	(6,484)
Tangible assets (non-GAAP)	$13,475,149	$13,490,199	$13,027,640

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,226,225	$1,204,344	$1,169,583
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(5,059)	(5,409)	(6,484)
Tangible equity (non-GAAP)	1,065,369	1,043,138	1,007,302
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$948,800	$926,569	$890,733

Common shares outstanding	38,823	38,811	38,573

Tangible common equity to tangible assets (non-GAAP)	7.04%	6.87%	6.84%
Tangible equity to tangible assets (non-GAAP)	7.91	7.73	7.73

Book value per common share	$28.58	$28.03	$27.30
Tangible common book value per share (non-GAAP)	24.44	23.87	23.09